EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of The Coastal Corporation on Form S-3, to be filed under Rule 462(b) of the Securities Exchange Act of 1933, of our report dated February 8, 2000, appearing in the Annual Report on Form 10-K/A of The Coastal Corporation for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Houston, Texas



August 30, 2000